UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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OXYGEN BIOTHERAPEUTICS, INC.
(Name of Registrant as Specified In Its Charter)
Not Applicable
(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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OXYGEN BIOTHERAPEUTICS, INC.
ONE Copley Parkway, Suite 490
Morrisville, North Carolina 27560

March 28, 2013

Dear Stockholders:

It is my pleasure to invite you to a Special Meeting of Stockholders of Oxygen Biotherapeutics, Inc., to be held on April 26, 2013, at 9:00 a.m. at the offices of Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P. located at Wells Fargo Capitol Center, 150 Fayetteville Street, Suite 2300, Raleigh, North Carolina 27601. This booklet includes the Notice of Special Meeting of Stockholders and Proxy Statement. The Proxy Statement provides information about the business we will conduct at the meeting. We hope you will be able to attend the meeting, where you can vote in person.

The matters to be acted upon at the meeting are described in the accompanying Notice of Special Meeting of Stockholders and Proxy Statement.

Whether or not you plan to attend the Special Meeting personally, and regardless of the number of shares you own, it is important that your shares be represented at the Special Meeting. We need more than half of our outstanding common shares to be represented at the Special Meeting to establish a quorum. Every vote counts! Accordingly, we urge you to complete the enclosed proxy and return it to our vote tabulators promptly in the envelope provided. If you do attend the Special Meeting and wish to vote in person, you may withdraw your proxy at that time. You may also elect to vote your shares by telephone or electronically via the Internet. With respect to shares held through a broker, bank or nominee, please follow the separate instructions from your broker, bank or nominee on how to vote your shares.

Sincerely,

/s/ Michael B. Jebsen

Michael B. Jebsen
Interim Chief Executive Officer

YOUR SHARES CANNOT BE VOTED UNLESS YOU SIGN AND RETURN THE ENCLOSED PROXY, VOTE YOUR SHARES BY TELEPHONE OR INTERNET, OR ATTEND THE SPECIAL MEETING IN PERSON.

OXYGEN BIOTHERAPEUTICS, INC.
ONE Copley Parkway, Suite 490
Morrisville, North Carolina 27560

Notice of Special Meeting of Stockholders
To Be Held on April 26, 2013

March 28, 2013

To the Stockholders:

The stockholders of Oxygen Biotherapeutics, Inc. will hold a Special Meeting of Stockholders (the “Special Meeting”) on April 26, 2013, at 9:00 a.m. at the offices of Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P. located at Wells Fargo Capitol Center, 150 Fayetteville Street, Suite 2300, Raleigh, North Carolina 27601.

The purpose of the meeting is to propose and act upon the following matters:

1.	to approve our February 2013 offering of securities; and

2.
to approve an amendment to our certificate of incorporation to combine outstanding shares of our common stock into a lesser number of outstanding shares (the “reverse stock split”) by a ratio of not less than ten-for-one and not more than fifty-for-one at any time prior to December 31, 2013, with the exact ratio to be set within this range by our board of directors in its sole discretion.

At the Special Meeting we may transact such other business as may properly come before the meeting.

The above matters are described in the Proxy Statement accompanying this notice.

The Board has fixed the close of business on March 20, 2013 as the record date for determining those stockholders who will be entitled to notice of and to vote at the Special Meeting. Representation of at least a majority in voting interest of our common stock, either in person or by proxy, is required to constitute a quorum for purposes of voting on the proposals set forth above.

It is important that your shares be represented at the Special Meeting to establish a quorum.

WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE. Your proxy may be revoked at any time prior to the time it is voted at the Special Meeting.

Your vote is important, and we appreciate your cooperation in considering and acting on the matters presented.

                                          By order of the Board of Directors,

                                           /s/ Nancy J. Hecox

                                          Nancy J. Hecox
                                          Corporate Secretary

March 28, 2013

OXYGEN BIOTHERAPEUTICS, INC.
____________________________
PROXY STATEMENT
____________________________

Important Notice Regarding the Availability of Proxy Materials
For the Stockholder Meeting to be held on April 26, 2013

The Notice of Special Meeting of Stockholders, Proxy Statement, and Form of Proxy are available at http://www.iproxydirect.com/OXBT.

The board of directors (the “Board of Directors” or the “Board”) of Oxygen Biotherapeutics, Inc. is asking for your proxy for use at the Special Meeting of Stockholders (the “Special Meeting”) and any adjournments of the meeting. The meeting will be held at the offices of Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P. located at Wells Fargo Capitol Center, 150 Fayetteville Street, Suite 2300, Raleigh, North Carolina 27601 on April 26, 2013, at 9:00 a.m. local time, to approve our February 2013 securities offering, to approve an amendment to our certificate of incorporation to effect the reverse stock split, and to conduct such other business as may be properly brought before the meeting.

The Board of Directors recommends that you vote FOR the approval of our February 2013 securities offering and FOR the amendment to our certificate of incorporation to effect the reverse stock split.

This proxy statement and the accompanying proxy card are first being delivered to stockholders on or about March 28, 2013.

All references in this Proxy Statement to “Oxygen,” “we,” “our,” and “us” mean Oxygen Biotherapeutics, Inc.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Many of our stockholders hold their shares through a broker, bank or other nominee rather than directly in their own name as the stockholder of record. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record. If your shares are registered directly in your name with our transfer agent, Interwest Transfer Company (“Interwest”), you are considered, with respect to those shares, the stockholder of record, and these proxy materials are being sent directly to you by Interwest on our behalf. As the stockholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the Special Meeting. We have enclosed a proxy card for you to use.

Beneficial Owner. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name and the proxy materials are being sent to you by your broker or nominee who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker or nominee on how to vote and are also invited to attend the Special Meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the meeting unless you receive a proxy from your broker or nominee. Your broker or nominee has enclosed a voting instruction card for you to use. If you wish to attend the Special Meeting and vote in person, please mark the box on the voting instruction card received from your broker or nominee and return it to them so that you can receive a legal proxy to present at the Special Meeting.

How many votes do I have?

You are entitled to one vote for each share of our common stock that you hold.

How is the vote counted?

Votes cast by proxy or in person at the Special Meeting will be counted by persons appointed by us to act as tellers for the meeting. The tellers will count shares represented by proxies as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Shares properly voted to “abstain” and broker non-votes on a particular matter are considered as shares that are entitled to vote for the purpose of determining a quorum but are generally not treated as votes cast for the matter. Abstentions do not count as a vote against the proposals.  A broker non-vote occurs when a broker holding shares for a customer does not vote on a particular proposal because the broker has not received voting instructions on the matter from its customer and is barred by stock exchange rules from exercising discretionary authority to vote on the matter.

How do I vote?

If you are a stockholder of record, you may vote using any of the following methods:

●
Proxy Vote by Mail or by Fax. Return the enclosed proxy form by mail using the enclosed prepaid envelope or by fax to (202)-521-3464. Be sure to complete, sign and date the form before mailing or faxing. If you are a stockholder of record and you return your signed proxy form but do not indicate your voting preferences, the persons named in the proxy form will vote FOR the approval of our February 2013 securities offering, FOR the amendment to our certificate of incorporation to effect the reverse stock split, and at the discretion of the persons named in the proxy on any other matter that comes before the meeting for a vote.

•
Proxy Vote by Internet. You may use the Internet to transmit your voting instructions up until 11:59 p.m. Eastern Daylight Time on April 25, 2013 by going to the website http://www.iproxydirect.com/OXBT. Please have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

•
Proxy Vote by Phone. You may use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Daylight Time on April 25, 2013 by calling the toll-free number 1-866-752-VOTE (8683). Have your proxy card in hand when you call and then follow the instructions.

•
In Person at the Special Meeting. All stockholders may vote in person at the Special Meeting. You may also be represented by another person at the meeting by executing a proper proxy designating that person.

If you are a beneficial owner because your shares are held in a stock brokerage account or by a bank or other nominee, to vote your shares you must direct your broker, bank or nominee how to vote your shares by using the voting instructions included in the mailing you received, or attend the Special Meeting by following the directions below under “Who Can Attend the Special Meeting?”

What can I do if I change my mind after I vote my shares?

If you are a stockholder of record, you may revoke your proxy at any time before it is voted at the Special Meeting by:

•	sending written notice of revocation to our Corporate Secretary;

•	submitting a new, proper proxy by mail (not by Internet or phone) after the date of the revoked proxy; or

•	attending the Special Meeting and voting in person.

If you are a beneficial owner of shares, you may submit new voting instructions by contacting your broker, bank or nominee.

When is the record date for the Special Meeting?

The Board has fixed the record date for the Special Meeting as of the close of business on March 20, 2013.

How many votes can be cast by all stockholders?

There were 38,305,765 shares of our common stock outstanding on the record date and entitled to vote at the Special Meeting. Each share of common stock is entitled to one vote on each matter.

 What constitutes a quorum?

A majority of the outstanding shares present or represented by proxy, or 19,152,883 shares, constitutes a quorum for the purpose of adopting proposals at the Special Meeting. If you submit a properly executed proxy, then you will be considered part of the quorum.

What vote is required to approve each item?

To be approved, our February 2013 securities offering requires approval by a majority of the total votes cast in person or by proxy (exclusive of any shares that were issued pursuant to our February 2013 securities offering).

The amendment to our certificate of incorporation to effect the reverse stock split requires approval by a majority of the total votes cast in person or by proxy.

If there are insufficient votes to approve the proposals, your proxy may be voted by the persons named in the proxy to adjourn the Special Meeting in order to solicit additional proxies in favor of the approval of such proposals. If the Special Meeting is adjourned or postponed for any purpose, at any subsequent reconvening of the Special Meeting your proxy will be voted in the same manner as it would have been voted at the original convening of the Special Meeting unless you withdraw or revoke your proxy. Your proxy may be voted in this manner even though it may have been voted on the same or any other matter at a previous session of the Special Meeting.

Who can attend the Special Meeting?

All stockholders as of March 20, 2013 may attend the Special Meeting. If you are listed as stockholder of record you may attend the Special Meeting if you bring proof of identification. If you are the beneficial owner of shares held in street name, you will need to bring proof of identification and provide proof of ownership by bringing either a copy of a brokerage statement or a letter from the record holder indicating that you owned the shares as of March 20, 2013.

What does it mean if I receive more than one proxy card or voting instruction form?

It means that you have multiple accounts at the transfer agent or with brokers. Please complete and return all proxy cards or voting instruction forms to ensure that all of your shares are voted.

Where can I find more information about Oxygen Biotherapeutics?

We file periodic reports with the Securities and Exchange Commission (the “SEC”) pursuant to Section 15(d) of the Securities Exchange Act of 1934. Our SEC filings are available from the SEC’s Internet site at http://www.sec.gov, which contains reports and other information regarding issuers that file electronically. Our filings with the SEC are available without charge on our website (http://www.oxybiomed.com) as soon as reasonably practicable after filing. Further, the reports filed with the SEC may be inspected without charge at the SEC’s Public Reference Room at 100 F Street N.E., Washington, D.C. 20549. Please call the SEC at (800) 732-0330 for further information on the Public Reference Room.

Who can help answer my questions about the Special Meeting or how to submit or revoke my proxy?

If you are the stockholder of record, please contact:

Oxygen Biotherapeutics, Inc.
Attn: Investor Relations
ONE Copley Parkway, Suite 490
Morrisville, NC 27560
Telephone: (919) 855-2100

If your shares are held in street name, please call the telephone number provided on your voting instruction form or contact your broker directly.

PROPOSAL 1:   APPROVAL OF FEBRUARY 2013 OFFERING OF SECURITIES

On February 22, 2013, we entered into a Securities Purchase Agreement (the “Purchase Agreement”) with an institutional investor providing for the issuance and sale by us of $1.6 million of shares of our Series B-1 convertible preferred stock (the “Series B-1 Stock”) and $0.5 million of shares of our Series B-2 convertible preferred stock (the “Series B-2 Stock” and, together with the Series B-1 Stock, the “Preferred Stock”) which are convertible into a combined total of 8,400,000 shares of common stock.  In connection with the purchase of shares of Preferred Stock in the offering, the investor received warrants to purchase an aggregate of 12,600,000 shares of common stock, representing 150% of the number of shares of common stock into which the Preferred Stock was initially convertible (the “Warrants”).  Each Warrant is immediately exercisable upon issuance, with one-half exercisable for six years and the other half exercisable for two years, and are exercisable at an exercise price of $0.50 per share of common stock.  The closing of the sale of these securities occurred on February 27, 2013.

The Purchase Agreement provided that subject to limited exceptions, holders of shares of Preferred Stock will not have the right to convert any portion of their Preferred Stock if the holder, together with its affiliates, would beneficially own in excess of 4.99% of the number of shares of our common stock outstanding immediately after giving effect to its conversion.  In addition, until such time as we have received stockholder approval as required by applicable rules of NASDAQ Stock Market, LLC (“NASDAQ”), we may not issue, upon conversion of the Preferred Stock or exercise of the Warrants, a number of shares of common stock which, when aggregated with shares previously issued upon conversion or exercise, would exceed 6,333,041 shares of common stock.

The certificates of designation of preferences, rights and limitations of Series B-1 Stock and Series B-2 Stock (the “Certificates of Designations”), each set forth the rights, preferences and privileges of the Series B-1 Stock and Series B-2 Stock, and were each filed with the Secretary of State of the State of Delaware on February 25, 2013.  Each share of Preferred Stock has a liquidation preference equal to $1,000 per share and, subject to certain ownership limitations as described above, are initially convertible at any time at the option of the holder into shares of our common stock at a conversion price of $0.25 per share of common stock (the “Conversion Price”).  The Conversion Price is subject to adjustment in the case of stock splits, stock dividends, combinations of shares and similar recapitalization transactions.  In addition, 10 trading days after the earlier of (a) the first reverse stock split of our common stock (which the Company agreed to seek approval of from its stockholders in connection with the Special Meeting) that is effected by us while the Preferred Stock is outstanding or (b) 75 days after the closing (the “Trigger Date”), the conversion price shall be reduced to 80% of the average volume weighted average price (the “VWAP”) of our common stock for those 10 trading days.  The Preferred Stock will be subject to anti-dilution provisions until such time that during any 20 consecutive trading days, the VWAP of our common stock exceeds $1.00 and the daily dollar trading volume exceeds $100,000 per trading day.  If after stockholder approval has been obtained and after the earlier of the reverse split or the Trigger Date, the VWAP of our common stock exceeds $1.00 (as adjusted) for at least 20 consecutive trading days and the daily dollar trading volume during such period exceeds $100,000 per trading day, we have the right to require conversion of any or all of the outstanding shares of Preferred Stock into common stock at the then-current conversion price.

Pursuant to the terms of the Certificates of Designations, in the event of our liquidation, dissolution, or winding up, holders of the Preferred Stock will be paid before any proceeds are distributed to the holders of our common stock.  Shares of Preferred Stock will generally have no voting rights, except as required by law and except that the consent of holders of a majority of the outstanding Preferred Stock will be required to amend the terms of the Preferred Stock.

In the event of certain change in control transactions (i) the holders of the Preferred Stock have the right to have their shares assumed by the surviving entity, and (ii) the holders of the Warrants have the right to have their Warrants assumed by the surviving entity or repurchased at the Black-Scholes value of such Warrants.

As of March 25, 2013 (i) we have issued an aggregate of 4,400,000 shares of our common stock in conversion of shares of Preferred Stock issued in the February 2013 offering of securities and (ii) an aggregate of 500 shares of Series B-1 Stock, 500 shares of Series B-2 Stock and Warrants to purchase 12,600,000 shares of common stock issued in the February 2013 offering of securities are outstanding.

Reasons for this Proposal

Because our common stock is listed on the NASDAQ Capital Market, we are required to obtain stockholder approval prior to the issuance of securities when the issuance or potential issuance is at a discount to market value and represents more than 20% of our outstanding common stock prior to the transaction.  Our February 2013 offering of securities involves the issuance of our securities at a discount to market value, and, accordingly, we may not in the offering issue more than 20% of our outstanding common stock prior to the offering without obtaining stockholder approval.

The transaction documents related to the February 2013 offering of securities contain provisions that prohibit conversion or exercise of the Preferred Stock and Warrants, as applicable, without prior stockholder approval if such issuance of common stock would result in aggregate issuances by us of common stock in excess of 6,333,041 shares.  The Purchase Agreement also requires us to use our reasonable best efforts to seek stockholder approval of the offering no later than April 28, 2013.  If, despite our reasonable best efforts, our stockholders do not approve the offering, we will be required to hold, and seek stockholder approval for the offering at, additional stockholder meetings every 45 days thereafter until the earlier of the date stockholder approval for the offering is obtained or the Preferred Stock is no longer outstanding.

If stockholder approval is not received for our February 2013 offering of securities, it is likely that none of the Warrants issued in the offering will be exercised.  This may result in reduced liquidity for us, as, among other things, we may not receive the proceeds that we might otherwise have received upon exercise of the Warrants.  In addition, if the offering is not approved at the Special Meeting, we will be required to hold additional stockholder meetings every 45 days until the offering is approved or the Preferred Stock is no longer outstanding, which could have a material adverse effect on our liquidity position.

Effect of this Proposal

The shares issued in our February 2013 offering of securities will not affect the rights of the holders of outstanding common stock, but will cause substantial dilution to existing stockholders’ voting power and in the future earnings per share of their common stock. When additional shares of common stock are issued upon the conversion or exercise of the Preferred Stock or Warrants, as applicable, such new shares will have the same voting and other rights and privileges as the currently issued and outstanding shares of common stock, including the right to cast one vote per share on all matters and to participate in dividends when and to the extent declared and paid.

Use of Proceeds

Proceeds from our February 2013 offering of securities have been, and we expect continue to be, used to further our clinical trials and efforts to obtain regulatory approval of Oxycyte®, develop our product candidates, including dermatologic indications using our topical gel, support manufacturing of Oxycyte, for research and development and for general corporate purposes, including working capital and potential acquisitions.

Required Vote for Approval

Assuming the existence of a quorum, this proposal will be approved if the number of shares voted in favor of the proposal to approve our February 2013 offering of securities (excluding any shares of common stock issued in connection with the offering) exceeds the number of shares voted against the proposal. As such, abstentions and broker non-votes will not affect the outcome of the vote.

No Preemptive Rights

The holders of common stock have no preemptive rights to any future issuances of common stock.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF OUR FEBRUARY 2013 OFFERING OF SECURITIES.

PROPOSAL 2:  APPROVAL OF THE REVERSE STOCK SPLIT

General

At the Special Meeting, our stockholders will be asked to approve an amendment to our certificate of incorporation to effect a reverse stock split of the issued and outstanding shares of our common stock. Upon the effectiveness of the amendment to our certificate of incorporation effecting the reverse stock split, the outstanding shares of our common stock will be reclassified and combined into a lesser number of shares such that one share of our common stock will be issued for a specified number of shares.

If Proposal 2 is approved by the stockholders as proposed, the Board would have the sole discretion to effect the amendment and reverse stock split at any time prior to December 31, 2013, and to fix the specific ratio for the reverse stock split, provided that the ratio would be not less than ten-for-one and not more than fifty-for-one. By approving the reverse stock split, our stockholders are approving individual amendments to our certificate of incorporation for each number in such range. After the Board has selected the number in such range to effect the reverse stock split, we will abandon all amendments to the certificate of incorporation except the amendment with respect to the number selected by the Board. The Board would also have the discretion to abandon the amendment entirely prior to its effectiveness.  We believe that enabling the board to fix the specific ratio of the reverse stock split within the stated range will provide us with the flexibility to implement it in a manner designed to maximize the anticipated benefits for our stockholders.  The Board’s determination of the ratio of the reverse stock split will be based on a number of factors, including market conditions, existing and expected trading prices for our common stock and NASDAQ listing requirements.  Even if the stockholders approve the reverse stock split, we reserve the right not to effect the reverse stock split if the Board does not deem the reverse stock split to be in the best interests of the Company and its stockholders.  The Board may determine to effect the reverse stock split, if it is approved by the stockholders, even if the other proposals to be acted upon at the meeting are not approved, including approval of our February 2013 offering of securities.

 The reverse stock split, if approved by our stockholders, would become effective upon the filing of the amendment to our certificate of incorporation with the Secretary of State of the State of Delaware, or at the later time set forth in the amendment.  The exact timing of the amendment will be determined by the Board based on its evaluation as to when such action will be the most advantageous to the Company and our stockholders.  In addition, the board reserves the right, notwithstanding stockholder approval and without further action by the stockholders, to abandon the amendment and the reverse stock split if, at any time prior to the effectiveness of the filing of the amendment with the Secretary of State, the Board, in its sole discretion, determines that it is no longer in our best interest and the best interests of our stockholders to proceed.

The form of the proposed amendment to our certificate of incorporation to effect the reverse stock split is attached as Annex A to this proxy statement.  Any amendment to our certificate of incorporation to effect the reverse stock split will include the reverse stock split ratio fixed by the board, within the range approved by our stockholders.  The amendment to our certificate of incorporation will not change the number of authorized shares, or the par value, of our common stock.

Reasons for the Proposed Amendment

The Purchase Agreement related to our February 2013 offering of securities requires us to use our reasonable best efforts to seek stockholder approval of the reverse split no later than April 28, 2013.  If, despite our reasonable best efforts, our stockholders do not approve the reverse split, we will be required to hold, and seek stockholder approval for the reverse split at, additional stockholder meetings every 45 days thereafter until the earlier of the date stockholder approval for the reverse split is obtained or the Preferred Stock is no longer outstanding.  The Board’s other primary reasons for approving and recommending the reverse stock split are that the Board believes that:

●	the reverse stock split is the most effective means of increasing the per-share market price of our common stock in order to maintain our listing on the NASDAQ Capital Market; and

●	a higher per-share market price of our common stock could encourage investor interest in the Company and promote greater liquidity for our stockholders.

Our common stock is currently listed on the NASDAQ Capital Market under the symbol “OXBT.”  We believe our listing on the NASDAQ Capital Market supports and maintains the liquidity of our common stock for our stockholders.

In order for our common stock to continue to be quoted on the NASDAQ Capital Market, we must satisfy the continued listing requirements established by NASDAQ. Among other requirements, we are required to maintain a minimum bid price of $1.00 per share for our common stock.

On October 3, 2012, we received a notification letter from the Listing Qualifications Department of NASDAQ, indicating that, for the previous 30 consecutive business days, the bid price for our common stock has closed below the minimum $1.00 per share requirement for continued listing on The NASDAQ Capital Market under Marketplace Rule 5550(a)(2).  The Company has 180 calendar days, or until April 1, 2013, to regain compliance with the minimum $1.00 price per share requirement.  To regain compliance, anytime before April 1, 2013, the bid price of the Company’s common stock must close at $1.00 per share or more for a minimum of 10 consecutive business days.

If we are unable to successfully regain compliance with the minimum $1.00 price per share requirement, we may be subject to delisting from The NASDAQ Capital Market.  In the event we receive a delisting notification, we would be entitled to appeal the NASDAQ Staff’s determination to a NASDAQ Listing Qualifications Panel and request a hearing, though there can be no assurance that any such appeal would be successful. During the appeal process, our common stock would continue to trade on NASDAQ. If we are delisted and cannot obtain listing or quotation on another major market or exchange, our stock’s liquidity would likely suffer, and we would likely experience reduced investor interest.  Such factors may result in a decrease in our stock’s trading price.  Delisting from The NASDAQ Capital Market also may restrict us from issuing additional securities or securing additional financing.

An objective of the Board of Directors in proposing the reverse stock split is to increase the per-share market price of our common stock in order to maintain our listing on The NASDAQ Capital Market.  Effecting the reverse stock split would reduce our total shares of common stock outstanding, which the Board believes will increase the price per share of our common stock and therefore, better enable us to maintain the listing of our common stock on The NASDAQ Capital Market.  However, the effect of the reverse stock split on the market value of our common stock cannot be predicted with any certainty, and there can be no assurance that the market price per post-split share will either exceed or remain in excess of the $1.00 minimum bid price for a sustained period of time. The reverse stock split itself does not affect our market value, and the market price of our common stock may also be based on other factors that are unrelated to the number of shares outstanding, including our future performance.

Potential Effects of the Reverse Stock Split

As of March 21, 2013, a date prior to the effective time of the reverse stock split, we have 361,694,235 authorized but unissued shares of common stock.  After the effective time of the reverse stock split, we will have between approximately 396,169,000 million and 399,234,000 million authorized but unissued shares of common stock, depending on the ratio for the reverse stock split selected by the Board.  Based on our current working capital, we believe we have sufficient capital on hand to continue to fund operations through July 31, 2013.  We will need to find alternative sources of capital to continue as a going concern, including potential issuances of additional shares of common stock, though there can be no assurance that such funding will be available on favorable terms or at all. While we may issue shares of common stock from time to time following the reverse stock split, including with respect to the shares offered pursuant to our registration statements on Form S-3 and Form S-1, each filed with the SEC on March 22, 2013, and neither of which are reliant upon the consummation of the reverse stock split, we currently have no plans, arrangements or understandings, whether written or oral, to issue any of the shares that will be newly available following the reverse stock split (meaning those shares available following the reverse stock split in excess of those available prior to the reverse stock split).
If the stockholders approve the proposal to implement the reverse stock split and the Board implements the reverse stock split, we will amend our certificate of incorporation to effect the reverse stock split.  The text of the form of the proposed amendment to our certificate of incorporation is attached to this proxy statement as Annex A.

The reverse stock split will be effected simultaneously for all outstanding shares of our common stock.  The reverse stock split will affect all of our stockholders uniformly and will not affect any stockholder’s percentage ownership interests in the Company, except to the extent that the reverse stock split results in any of our stockholders owning a fractional share.  Common stock issued pursuant to the reverse stock split will remain fully paid and nonassessable.  The reverse stock split will not affect our continuing to be subject to the periodic reporting requirements of the Exchange Act.
As of the effective time of the reverse stock split, we will adjust and proportionately decrease the number of shares of our common stock reserved for issuance upon exercise of, and adjust and proportionately increase the exercise price of, all options and warrants and other rights to acquire our common stock.  In addition, as of the effective time of the reverse stock split, we will adjust and proportionately decrease the total number of shares of our common stock that may be the subject of the future grants under our stock option plans.

Assuming reverse stock split ratios of one-for-fifty and one-for-ten, which are ratios based on whole numbers of shares at the high end and low end of the range that our stockholders are being asked to approve, the following table sets forth the number of shares of our common stock that would be (i) issued and outstanding, (ii) reserved for issuance and (iii) authorized for issuance and neither issued nor reserved for issuance, in each case, after the reverse stock split, based on information as of March 25, 2013, the last practicable date before the printing of this proxy statement.

	Reverse Stock Split Ratio of One-for-Fifty	Reverse Stock Split Ratio of One-for-Ten
Number of Shares of Common Stock Issued and Outstanding	766,115	3,830,577
Number of Shares of Common Stock Reserved for Issuance	1,380,621	6,903,104
Number of Shares of Common Stock Authorized for Issuance and Neither Issued nor Reserved for Issuance	397,853,264	389,266,320

 After the effective time of the reverse stock split, the post-split market price of our common stock may be less than the pre-split price multiplied by the reverse stock split ratio.  In addition, a reduction in number of shares outstanding may impair the liquidity for our common stock, which may reduce the value of our common stock.

Procedure for Effecting the Reverse Stock Split and Exchange of Stock Certificates

If our stockholders approve the proposal to effect the reverse stock split, and if the Board still believes that a reverse stock split is in the best interests of the Company and its stockholders, the Board will determine the ratio of the reverse stock split to be implemented.  We will file the certificate of amendment with the Secretary of State of the State of Delaware.  The Board may delay effecting the reverse stock split without resoliciting stockholder approval.  Beginning on the effective date of the reverse stock split, each certificate representing pre-split shares will be deemed for all corporate purposes to evidence ownership of post-split shares.

As soon as practicable after the effective date of the reverse stock split, stockholders will be notified that the reverse stock split has been effected.  We expect that our transfer agent will act as exchange agent for purposes of implementing the exchange of stock certificates.  Holders of pre-split shares will be asked to surrender to the exchange agent certificates representing pre-split shares in exchange for certificates representing post-split shares in accordance with the procedures to be set forth in a letter of transmittal to be sent by us.  No new certificates will be issued to a stockholder until such stockholder has surrendered such stockholder’s outstanding certificate(s) together with the properly completed and executed letter of transmittal to the exchange agent.  Any pre-split shares submitted for transfer, whether pursuant to a sale or other disposition, or otherwise, will automatically be exchanged for post-split shares.  STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY CERTIFICATE(S) UNLESS AND UNTIL REQUESTED TO DO SO.

Fractional Shares

 We will not issue fractional shares in connection with the reverse stock split.  Instead, stockholders who otherwise would be entitled to receive fractional shares because they hold a number of shares not evenly divisible by the reverse stock split ratio will automatically be entitled to receive an additional fraction of a share of common stock to round up to the next whole post-split share.

Accounting Matters

The reverse stock split will not affect the par value of our common stock.  As a result, at the effective time of the reverse stock split, the stated capital on our balance sheet attributable to the common stock will be reduced in the same proportion as the reverse stock split ratio, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced.  The per share net income or loss and net book value of our common stock will be increased because there will be fewer shares of our common stock outstanding.  Prior periods’ per share amounts will be restated to reflect the reverse stock split.

Appraisal Rights

Under the Delaware General Corporation Law, our stockholders are not entitled to appraisal rights with respect to the reverse stock split, and we do not intend to independently provide stockholders with any such right.

Certain Material U.S. Federal Income Tax Consequences of the Reverse Stock Split

The following summary describes certain material U.S. federal income tax consequences of the reverse stock split to holders of our common stock.  This summary is based upon current provisions of the Internal Revenue Code of 1986, as amended (the “Code”), existing Treasury Regulations and current administrative rulings and court decisions, all of which are subject to change and to differing interpretations, possibly with retroactive effect.

This summary addresses the tax consequences only to a “U.S. person,” which is a beneficial owner of our common stock that is either:

●	a citizen or resident of the United States;

●	a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) organized under the laws of the United States, any state thereof or the District of Columbia;

●	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; and

●
a trust if either (i) a court within the United States is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of such trust or (ii) the trust has a valid election in effect to be treated as a U.S. person for U.S. federal income tax purposes.

If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of our common stock, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership.  If you are a partner of a partnership holding our common stock, you should consult your tax advisor.

This summary assumes that our stockholders hold their shares of our common stock as capital assets within the meaning of Section 1221 of the Code (generally, property held for investment).  No attempt has been made to comment on all U.S. federal income tax consequences of the reverse stock split that may be relevant to particular holders, including holders:

●
who are subject to special treatment under U.S. federal income tax rules such as dealers in securities, financial institutions, non-U.S. persons, mutual funds, regulated investment companies, real estate investment trusts, insurance companies, tax-exempt entities, U.S. expatriates, or traders in securities who elect to mark to market;

●	who acquired their shares in connection with stock option or stock purchase plans or in other compensatory transactions;

●	who hold their shares as qualified small business stock within the meaning of Section 1202 of the Code;

●	who hold their shares as part of an integrated investment such as a hedge or as part of a hedging, straddle or other risk reduction strategy; or

●	who do not hold their shares as capital assets.

In addition, the following discussion does not address the tax consequences of the reverse stock split under state, local and foreign tax laws or under the alternative minimum tax provisions of the Code.  Furthermore, the following discussion does not address any of the tax consequences of transactions effectuated before, after or at the same time as the reverse stock split, whether or not they are in connection with the reverse stock split, including, without limitation, transactions in which shares of our common stock are acquired or disposed of.

Accordingly, holders of our common stock are advised and expected to consult their own tax advisors regarding the U.S. federal income tax consequences of the reverse stock split to them in light of their personal circumstances and the consequences of the reverse stock split under state, local and foreign tax laws.

The reverse stock split is intended to qualify as a “reorganization” under Section 368 of the Code.  Assuming the reverse stock split qualifies as a reorganization, and subject to the note below regarding the receipt of an additional fraction of a share, a U.S. holder generally will not recognize gain or loss upon the exchange of pre-split shares for post-split shares.  The aggregate tax basis of the post-split shares received by a U.S. holder in the reverse stock split will be the same as the aggregate tax basis in the pre-split shares surrendered by such U.S. holder.  The holding period for the post-split shares received by a U.S. holder in the reverse stock split will include the period during which the pre-split shares surrendered by such U.S. holder in the reverse stock split were held.

As noted above, we will not issue fractional shares in connection with the reverse stock split.  Instead, stockholders who otherwise would be entitled to receive fractional shares because they hold a number of shares not evenly divisible by the reverse stock split ratio will automatically be entitled to receive an additional fraction of a share of common stock to round up to the next whole post-split share.  The U.S. federal income tax consequences of the receipt of such an additional fraction of a share of common stock is not clear.  If the receipt of such an additional fraction of a share of common stock is taxed as a dividend, however, any tax liability associated with such receipt is not expected to be material.

Required Vote for Approval

Assuming the existence of a quorum, this proposal will be approved if the number of shares voted in favor of the proposal to approve the Offering exceeds the number of shares voted against the proposal. As such, abstentions and broker non-votes will not affect the outcome of the vote.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT.

 OWNERSHIP OF SECURITIES

Principal Stockholders and Share Ownership by Management

The following table sets forth, as of March 12, 2013, the number and percentage of the outstanding shares of common stock and warrants and options that, according to the information supplied to us, were beneficially owned by (i) each person who is currently a director, (ii) each named executive officer, (iii) all current directors and executive officers as a group and (iv) each person who, to our knowledge, is the beneficial owner of more than five percent of the outstanding common stock. Except as otherwise indicated, the persons named in the table have sole voting and dispositive power with respect to all shares beneficially owned, subject to community property laws where applicable.

Beneficial Owner Name and Address(1)	Amount and Nature of Beneficial Ownership	Percent of Class
Principal Stockholders
Vatea Fund, Segregated Portfolio	3,781,607	9.88%
Rue Du Borgeaud 10-B Gland, Switzerland 1196
JP SPC3 OXBT FUND(2)	4,892,018	12.79%
Rue Du Mont-Blanc Geneva, Switzerland 1201
Officers and Directors
Gregory Pepin(4)	8,970,291	23.45%
Ronald R. Blanck, DO	35,989	*
William A. Chatfield	35,394	*
Michael B. Jebsen, CPA(3)	58,708	*
Anthony DiTonno(3)	35,200	*
Chris A. Rallis	25,754	*
All officers and directors as a group (6 persons)(3)	9,161,336	23.94%

* Less than 1%

(1)	Unless otherwise noted, all addresses are in care of the Company at ONE Copley Parkway, Suite 490, Morrisville, North Carolina 27560.
(2)
Includes 4,079,825 shares of common stock underlying a convertible note and warrants held by OXBT Fund, which are convertible or exercisable into shares of common stock within 60 days of March 12, 2013.

(3)
With respect to Mr. Jebsen, includes 33,173 shares of common stock subject to options exercisable within 60 days of March 12, 2013.

With respect to Mr. DiTonno, includes 35,200 shares of common stock subject to options exercisable within 60 days of March 12, 2013.

With respect to all officers and directors as a group, includes 68,373 shares of common stock subject to options  exercisable within 60 days of March 12, 2013.

(4)
Includes 3,781,607 shares of common stock held by Vatea Fund.  Mr. Pepin is a Managing Director for Vatea Fund, and consequently he may be deemed to be the beneficial owner of shares held by Vatea Fund. Also includes 812,193 shares of common stock and 4,079,825 shares of common stock underlying a convertible note and warrants held by OXBT Fund that are exercisable within 60 days of March 12, 2013.  Mr. Pepin is also a co-founder of EOS, an investment company, which serves as the Investment Manager and Managing Director for OXBT Fund, and consequently he may be deemed to be the beneficial owner of shares held by OXBT Fund. Mr. Pepin disclaims beneficial ownership of the shares held by Vatea Fund and OXBT Fund except to the extent of his pecuniary interest therein.

OTHER MATTERS

Other Business

As of the date of this proxy statement, the Board knows of no other matters that may come before the Special Meeting.  However, if any matters other than those referred to herein should be presented properly for consideration and action at the Special Meeting, or any adjournment or postponement thereof, the proxies will be voted with respect thereto in accordance with the best judgment and in the discretion of the proxy holders.

Stockholder Proposals

As disclosed in our proxy statement for our 2012 Annual Meeting dated August 1, 2012:

Under certain conditions, stockholders may request us to include a proposal for action at a forthcoming meeting of our stockholders in the proxy materials for such meeting. All stockholder proposals intended to be presented at our 2013 Annual Meeting of Stockholders must be received by us no later than April 1, 2013 for inclusion in the proxy statement and proxy card relating to such meeting.  However, if the date of the 2013 Annual Meeting is changed by more than 30 days from the date of the first anniversary of the 2012 Annual Meeting, then the deadline is a reasonable time before we begin to print and mail our proxy statement for the 2013 Annual Meeting.

In addition, if a stockholder desires to make a proposal from the floor during the meeting, including the nomination of a director, even if such proposal is not to be included in our proxy statement, the bylaws provide that the stockholder must deliver or mail written notice of the proposal to our Secretary (i) not less than 120 days in advance of the date in the current year that corresponds to the date on which notice of the Annual Meeting was first mailed by us to our stockholders of record in the prior year (unless a later date is selected by the Board of Directors and communicated to the stockholders), or (ii) if no Annual Meeting was held in the prior year or the corresponding date on which notice of the Annual Meeting is sent to stockholders of record changes by more than 30 days from the date in the previous year, not less than 30 days in advance of the date that we begin printing our notice of the Annual Meeting to be disseminated to stockholders. A stockholder’s notice to the Secretary must inform as to each matter the stockholder proposes to bring before the Annual Meeting (i) a brief description of the business desired to be brought before the Annual Meeting and the reasons for conducting such business at the Annual Meeting, (ii) the name and record address of the stockholder proposing such business, (iii) the class and numbers of our shares that are beneficially owned by the stockholder, and (iv) any material interest of the stockholder in such business.

Costs of Soliciting Proxies

We will bear the cost of this solicitation, including the preparation, printing, and mailing of the proxy statement, proxy card, and any additional soliciting materials sent by us to stockholders.  Our directors, officers, and employees may solicit proxies personally or by telephone without additional compensation.  In addition, we have engaged Issuer Direct, to assist in soliciting proxies.  We will pay the costs of soliciting proxies, including a fee of approximately $17,000 for its services.  We will also reimburse Issuer Direct for its reasonable out-of-pocket expenses, and will reimburse brokerage firms and other persons representing beneficial owners of shares for reasonable expenses incurred in forwarding proxy soliciting materials to the beneficial owners.

Availability of Report on Form 10-K

Copies of our Annual Report on Form 10-K for the year ended April 30, 2012, including financial statements and schedules, are available on our website at http://www.oxybiomed.com and will be provided upon written request, without charge, to any person whose proxy is being solicited. Written requests should be made to Oxygen Biotherapeutics, Inc., Attn: Investor Relations, ONE Copley Parkway, Suite 490, Morrisville, North Carolina 27560.

Stockholders Sharing the Same Last Name and Address

Only one annual report or proxy statement, as applicable, may be delivered to multiple stockholders sharing an address unless we have received contrary instructions from one or more of the stockholders. We will deliver promptly upon written or oral request a separate copy of the annual report or proxy statement, as applicable, to a stockholder at a shared address to which a single copy was delivered. Requests for additional copies should be directed to Investor Relations by e-mail addressed to e.corliss@oxybiomed.com, by mail addressed to Oxygen Biotherapeutics, Inc., Attn: Investor Relations, ONE Copley Parkway, Suite 490, Morrisville, North Carolina 27560, or by telephone at (919) 855-2100. Stockholders sharing an address and currently receiving a single copy may contact Investor Relations as described above to request that multiple copies be delivered in future years. Stockholders sharing an address and currently receiving multiple copies may request delivery of a single copy in future years by contacting Investor Relations as described above.

REQUESTS FOR DIRECTIONS TO OUR COMPANY’S SPECIAL MEETING

The Special Meeting of Stockholders will be held at the offices of Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P. located at Wells Fargo Capitol Center, 150 Fayetteville Street, Suite 2300, Raleigh, North Carolina 27601 at 9:00 a.m., Eastern Daylight Savings Time on April 26, 2013. Requests for directions to the meeting location may be directed to Oxygen Biotherapeutics, Inc., Attn: Investor Relations, ONE Copley Parkway, Suite 490, Morrisville, North Carolina 27560.

Annex A

Oxygen Biotherapeutics, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

FIRST: That at a meeting of the Board of Directors of Oxygen Biotherapeutics, Inc., resolutions were duly adopted approving a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution adopted by the Board of Directors stating the proposed amendment is as follows:

RESOLVED, The Certificate of Incorporation of the corporation be amended by adding the following paragraph to ARTICLE IV thereof:

I.            The issued and outstanding Common Stock of the corporation, $0.0001 par value, shall, at 12:01 a m., Eastern Standard Time, on [_____], 2013 (the “Effective Time”), be deemed to be “reverse stock split,” and in furtherance thereof, there shall, after the Effective Time, be deemed to be issued and outstanding one (1) share of the Common Stock of the Corporation for and instead of each [_____] ([__]) shares of the Common Stock of the Corporation issued and outstanding immediately prior to the Effective Time. To the extent that any stockholder shall be deemed after the Effective Time as a result of this Amendment to own a fractional share of Common Stock, such fractional share shall be deemed to be one whole share. Each stockholder as of the Effective Time shall be entitled to receive from the Corporation’s transfer agent a certificate representing the number of shares of the Common Stock to which such stockholder is entitled hereunder upon delivery to the Corporation’s transfer agent of a certificate or certificates representing the number of shares owned by such stockholder as of the Effective Time.

SECOND: That pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

FOURTH: That the corporation’s number of shares of authorized capital stock of all classes, and the par value thereof, shall not be changed or affected under or by reason of said amendment.

FIFTH: That said amendment shall be effective at 12:01 a.m., Eastern Standard Time, on [_____], 2013.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this [__] day of [_____], 2013.

A-1

Oxygen Biotherapeutics, Inc. SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 26, 2013 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

CONTROL ID:
REQUEST ID:

The undersigned stockholder of Oxygen Biotherapeutics, Inc., a Delaware corporation (the “Company”), acknowledges receipt of the Notice of Special Meeting of Stockholders and Proxy Statement, dated March 28, 2013, and hereby constitutes and appoints Michael Jebsen the proxy of the undersigned to vote with the same force and effect as the undersigned all shares of the Company’s Common Stock which the undersigned is entitled to vote at the Special Meeting of Stockholders to be held on April 26, 2013, and at any adjournment or adjournments thereof, hereby revoking any proxy or proxies heretofore given and ratifying and confirming all that said proxies may do or cause to be done by virtue thereof with respect to the following matters:

The undersigned hereby instructs said proxies or their substitutes:

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

VOTING INSTRUCTIONS
If you vote by phone, fax or internet, please DO NOT mail your proxy card.

MAIL:	Please mark, sign, date, and return this Proxy Card promptly using the enclosed envelope.
FAX:	Complete the reverse portion of this Proxy Card and Fax to 202-521-3464.
INTERNET:	https://www.iproxydirect.com/OXBT
PHONE:	Call toll free 1-866-752-VOTE (8683)

SPECIAL MEETING OF THE STOCKHOLDERS OF OXYGEN BIOTHERAPEUTICS, INC.			PLEASE COMPLETE, DATE, SIGN AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE: ☒

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
Proposal 1		à	FOR	AGAINST	ABSTAIN
	APPROVAL OF FEBRUARY 2013 OFFERING OF SECURITIES		☐	☐	☐

CONTROL ID:
REQUEST ID:

Proposal 2		à	FOR	AGAINST	ABSTAIN
	APPROVAL OF THE REVERSE STOCK SPLIT		☐	☐	☐

MARK HERE FOR ADDRESS CHANGE ☐
	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Special Meeting, and any adjournment or adjournments thereof			New Address (if applicable): ________________________ ________________________ ________________________
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF OUR FEBRUARY 2013 OFFERING OF SECURITIES.
I (we) acknowledge receipt of the Notice of Special Meeting of Stockholders and the Proxy Statement dated March 28, 2013 and ratify all that the proxies, or either of them, or their substitutes may lawfully do or cause to be done by virtue hereof and revoke all former proxies.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT.
IMPORTANT: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED; IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL PROPOSALS. IN THEIR DIRECTION, THE PROXIES ARE ALSO AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING: ☐

(Print Name of Stockholder and/or Joint Tenant)

(Signature of Stockholder)

(Second Signature if held jointly)
Dated: ________________________, 2013